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                                                                 Exhibit 3(ii)1.


                     CERTIFICATE OF AMENDMENT TO BYLAWS OF

                                   CU BANCORP

                            A California Corporation


                                  ARTICLE III

                                   Directors

        Section 3.2. Number of Directors. The affairs of the corporation shall be managed by a board of directors consisting of not less than seven (7) nor more than thirteen (13) directors.

        I, Anita Y. Wolman, Certify that: I am the duly constituted Assistant Secretary of CU Bancorp, and as such officer am the official custodian of its records and that the foregoing Amendment to Article III Section 3.2. to the Bylaws of the Corporation is now lawfully in force and effect.

        IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of said Corporation, in the City of Los Angeles, California, on the 22nd day of July 1996.



                                        /s/ Anita Y. Wolman
                                        ------------------------------------
                                        Anita Y. Wolman, Assistant Secretary
                                        CU Bancorp